Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Sand Holdco Limited of our report dated April 16, 2015 relating to the consolidated financial statements of Sorin SpA and its subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers SpA

Milan, Italy

April 16, 2015

PricewaterhouseCoopers SpA

Sede legale e amministrativa: Milano 20149 Via Monte Rosa 91 Tel. 0277851 Fax 027785240 Cap. Soc. Euro 6.890.000,00 i.v., C .F. e P.IVA e Reg. Imp. Milano 12979880155 Iscritta al n° 119644 del Registro dei Revisori Legali - Altri Uffici: Ancona 60131 Via Sandro Totti 1 Tel. 0712132311 - Bari 70122 Via Abate Gimma 72 Tel. 0805640211 - Bologna 40126 Via Angelo Finelli 8 Tel. 0516186211 - Brescia 25123 Via Borgo Pietro Wuhrer 23 Tel. 0303697501 - Catania 95129 Corso Italia 302 Tel. 0957532311 - Firenze 50121 Viale Gramsci 15 Tel. 0552482811 - Genova 16121 Piazza Piccapietra 9 Tel. 01029041 - Napoli 80121 Piazza dei Martiri 58 Tel. 08136181 - Padova 35138 Via Vicenza 4 Tel. 049873481 - Palermo 90141 Via Marchese Ugo 60 Tel. 091349737 - Parma 43100 Viale Tanara 20/A Tel. 0521275911 - Roma 00154 Largo Fochetti 29 Tel. 06570251 - Torino 10122 Corso Palestro 10 Tel. 011556771 - Trento 38122 Via Grazioli 73 Tel. 0461237004 - Treviso 31100 Viale Felisscnt 90 Tel. 0422696911 - Trieste 34125 Via Cesare Battisti 18 Tel. 0403480781 - Udine 33100 Via Poscolle 43 Tel. 043225789 - Verona 37135 Via Francia 21/C Tel.0458263001

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